                                              EX-99.B(a)ncartamend

                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
             WADDELL & REED ADVISORS NEW CONCEPTS FUND, INC.

     Waddell & Reed Advisors New Concepts Fund, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of
Maryland in Baltimore, Maryland (hereinafter referred to as the
"Corporation"), DOES HEREBY CERTIFY:

     FIRST:  That the Board of Directors of the Corporation, at a meeting held on November 15, 2000, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND:  The capital stock of the Corporation is divided into classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation.

    THIRD:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at
Three Hundred Million (300,000,000) shares of capital stock, (par value
$1.00 per share), amounting in the aggregate to a par value of Three
Hundred Million Dollars ($300,000,000.00). Such shares have heretofore been classified by the Board of Directors among the classes of the Corporation as follows:

    Class A                   200,000,000 shares
    Class B                    25,000,000 shares
    Class C                    25,000,000 shares
    Class Y                    50,000,000 shares

    FOURTH:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors, in accordance with Maryland General
Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the classes of the Corporation as follows:

    Class A                   240,000,000 shares
    Class B                    20,000,000 shares
    Class C                    20,000,000 shares
    Class Y                    20,000,000 shares

     The aggregate number of shares of all classes of stock of the
Corporation remains at Three Hundred Million (300,000,000) shares of capital stock, the par value remains $1.00 per share, and the aggregate value of all authorized stock remains Three Hundred Million Dollars
($300,000,000.00).

     FIFTH:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

    IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 15th day of November, 2000.

                                  Waddell & Reed Advisors
                                  New Concepts Fund, Inc.

                                  /s/Kristen A. Richards
                                     Kristen A. Richards, Vice President

(Corporate Seal)

Attest:  /s/Daniel C. Schulte
            Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of Waddell & Reed Advisors New
Concepts Fund, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By:  /s/Kristen A Richards
                                 Kristen A. Richards, Vice President